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                                                                EXHIBIT 23.3

    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS ON STRATOSPHERE CORPORATION

As independent public accountants, we hereby consent to the use of our report dated March 26, 1997 and to all references to our Firm included in or made a part of this Registration Statement.

                                            /s/ ARTHUR ANDERSEN LLP


Las Vegas, Nevada
December 5, 1997